                                    FORM OF

                               SECURITY AGREEMENT
                               ------------------

   THIS SECURITY AGREEMENT is made as of ___________, 1994, by LDI CORPORATION, a Delaware corporation (the "Grantor"), in favor of CONTINENTAL BANK N.A., as collateral agent (the "Collateral Agent") for the various financial institutions (the "Lenders"), as are or may become parties to the Credit Agreements (as hereinafter defined);

   PRELIMINARY STATEMENT. Concurrently herewith the Grantor shall execute and deliver a Credit Agreement, dated as of the date hereof, to be effective as of June 1, 1994 (the "New Credit Agreement") to National City Bank ("NCB"), Society National Bank ("Society") and Continental Bank N.A. ("Continental," and collectively with NCB and Society in their capacities as agents, the "Co-Agents") and the various financial institutions (the "Banks," and collectively with the Co-Agents, the "Continental Lenders"), which are parties to (i) that certain Credit Agreement (the "NCB/Society Credit Agreement"), dated as of December 14, 1994, among the Grantor, NCB and Society as co-agents and the various financial institutions which are parties thereto and (ii) that certain Credit Agreement (the "Continental Credit Agreement"), dated as of August 3, 1992, among the Grantor, Continental as agent, and the various financial institutions which are parties thereto. It is a condition precedent to entering into the New Credit Agreement that the Grantor shall have executed this Security Agreement and granted the security interests contemplated herein.

   WHEREAS, the Grantor currently has loans outstanding under the following facilities to the following financial institutions: (i) the NCB/Society Credit Agreement; (ii) the Continental Credit Agreement; (iii) that certain Note Purchase Agreement (the "1989 Note Purchase Agreement") with Northwestern National Life Insurance Company ("Northwestern"), Northern Life Insurance Company ("Northern"), American Investors Life Insurance Company ("American"), Confederation Life Insurance Company ("Confederation") and Beneficial Standard Life Insurance Company ("Beneficial," and collectively with Northwestern, Northern, American and Confederation, the "1989 Lenders"), dated as of August 1, 1989, with respect to $20,000,000 9.96% Senior Notes Due 1995; (iv) that certain Note Purchase Agreement (the "1988 Note Purchase Agreement," and together with the 1989 Note Purchase Agreement, the "Northwestern Agreements") with Northwestern, Confederation, The North Atlantic Life Insurance Company of America ("North"), Ministers Life - A Mutual Life Insurance Company ("Ministers"), Farm Bureau Life Insurance Company of Michigan ("Farm"), FB Annuity Company ("FB") and Farm Bureau Mutual Insurance Company of Michigan ("Farm Mutual," and collectively with the 1989 Lenders, North, Ministers, Farm and FB, the "Northwestern Lenders"), dated as of August 31, 1988, with respect to $13,000,000 9.97% Senior Notes Due 1994; and (v) that certain promissory note (the "Nat West Note"), dated as of July 1, 1993, executed by the Grantor in favor of National Westminster Bank, USA ("Nat West"). The New Credit Agreement, the NCB/Society Credit Agreement, the Continental Credit Agreement, the Northwestern Agreements and the Nat West Note, each as hereafter amended, are collectively referred to herein as the "Credit Agreements".

        NOW, THEREFORE, in consideration of the premises and in order to induce
(i) the Continental Lenders to enter into the New Credit Agreement, (ii) the Northwestern Lenders to enter into a commitment letter and (iii) Nat West to enter into an amendment to the terms of the Nat West Note, the Grantor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Lenders as follows:

        SECTION 1. GRANT OF SECURITY. The Grantor hereby assigns and pledges to the Collateral Agent for its benefit and the ratable benefit of the Lenders and to the Lenders, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Lenders and to the Lenders a security interest in, all of the right, title and interest of the Grantor in and to the following, whether now owned or hereafter acquired (such collateral being the "Collateral"):

        (a) All equipment in all of its forms, wherever located, now or hereafter existing (including, but not limited to, all Computer Hardware and Software (as defined below), warehouse racks, fork lifts, store shelving, displays, cash registers, office and other machinery, vehicles, furniture, tools and spare parts, and all parts thereof and all additions, substitutions and replacements thereof wherever located, together with all components, equipment and accessories installed thereon or affixed thereto (the "Equipment");

        (b) All inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials and work in process therefor, finished goods thereof, Computer Hardware and Software, materials used or consumed in the manufacture or production thereof, returned or repossessed goods and data processing, communications, computer, medical diagnostic and other capital equipment leased by the Grantor, (ii) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), and

(iii) goods that are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

        (c) To the extent not covered by CLAUSES (d), (e) OR (f) below, all accounts, contract rights, chattel paper, instruments, General Intangibles (including, but not limited to, all tax refunds, corporate or other business records (including all records relating to Inventory and Receivables), inventions, designs, blueprints, trade secrets, goodwill, licenses, franchises, customer lists, rights and claims against carriers and shippers and rights to indemnification, rights pursuant to warranties, guarantees and insurance policies, patents, copyrights, trademarks and trade names) and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all rights now or hereafter existing in and to all security agreements, leases and other contract rights, chattel paper, instruments, General Intangibles (as hereinafter defined) or other obligations (any and all such accounts, contract rights, chattel paper, instruments, General Intangibles and obligations being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts") (as used herein, "GENERAL INTANGIBLES" shall mean:

        (1) all trademarks, trade names, corporate names, company names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, including, without limitation, those described in Schedule IV hereto;

        (2) all renewals, reissues, continuations, extensions or the like of any patents, copyrights, trademarks, service marks and like protection, including, without limitation, those obtained or permissible under past, present and future laws and statutes;

        (3) all rights of action on account of past, present and future unauthorized use of any of said inventions, copyrights, trademarks or service marks and for infringement of said patents, copyrights, trademarks or service marks and like protection;

        (4) the right to file and prosecute applications for patents, copyrights, and for registration of trademarks and service marks on any of said inventions, copyrights, trademarks, service marks or for similar intellectual property in the United States or any other country or place anywhere in the world;

        (5) the entire goodwill of the businesses of the Grantor connected with and symbolized by the trademarks, service marks, trade names and the other general intangibles of the Grantor; and

        (6) all of the Grantor's customer lists, trade secrets, corporate and other business records, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, name plates, catalogs, dealer contracts, supplier contracts, distributor agreements, confidential information, consulting agreements, engineering contracts, and all other assets which uniquely reflect the goodwill of the businesses of the Grantor to which said General Intangibles relate;

      (d)   All of the following collateral (the "Account Collateral"):

          (i) the Cash Collateral Account (as hereinafter defined), all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account;

         (ii) all Lockbox Accounts (as hereinafter defined), all funds held therein, and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Accounts;

        (iii) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

                (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

        (e)   All of the following collateral (the "Security Collateral"):

                (i)  all shares (the "Pledged Shares") of stock described in
        Part I of Schedule I and issued by the corporations named therein and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                (ii) all indebtedness (the "Pledged Debt") described in Part II of Schedule I and issued by the obligors named therein and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                (iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Grantors in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares; and

                (iv) all additional indebtedness from time to time owed to the Grantor by any obligor of the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

        (f) All proceeds of any and all of the forgoing Collateral (including, without limitation, proceeds that constitute property of the types described in CLAUSES (a), (b), (c), (d) and (e) of this SECTION 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

As used herein, "Computer Hardware and Software" shall mean all computer hardware and software in all its forms (including, but not limited to, (i) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by the Grantor, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, mask rights, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in (i) above, including, without limitation, operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Grantor; and (iv) all documentation for such hardware, software and firmware described in the preceding CLAUSES (i), (ii) AND (iii), whether now owned, licensed or leased or hereafter acquired by the Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes).

        SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of (i) all obligations now or hereafter existing under the Credit Agreements, (ii) all obligations of the Grantor now or hereafter existing under this Agreement, and (iii) all obligations under this Agreement, the Credit Agreements or any document or instrument executed by Grantor in connection herewith or therewith or in connection with the Credit Agreements (collectively, the "Collateral Documents" and all such obligations of the Grantor being the "Obligations").

        SECTION 3. GRANTOR TO REMAIN LIABLE. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Collateral Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                SECTION 4.  THE LOCKBOX ACCOUNTS.

                (a) The Grantor presently maintains with certain banks (the "Lockbox Banks") certain lockboxes and blocked depository accounts listed on Schedule II attached hereto into which monies, instruments and other property are deposited from time to time (all such lockboxes and depository accounts and all monies, instruments and other property deposited therein being collectively the "Lockbox Accounts") for the deposit of cash and proceeds of Collateral and in connection with the collection of Receivables. The Grantor hereby transfers to the Collateral Agent the exclusive dominion and control of the Lockbox Accounts and all funds from time to time therein and pledges to the Collateral Agent and grants to the Collateral Agent a lien on and security interest in the Lockbox Accounts and all funds from time to time therein.

                (b) The Grantor hereby represents and warrants that (i) it has no Lockbox Accounts other than those listed on Schedule II hereto, and (ii) it has delivered to the Collateral Agent fully executed letters, substantially in the form of Annex I hereto (the "Lockbox Account Letters"), from each and every Lockbox Bank, and agrees and covenants that all cash and proceeds of Collateral shall be deposited either in the Lockbox Accounts listed on said Schedule II or in the Cash Collateral Account (as hereinafter defined).

                (c) The Grantor has instructed all existing Account Debtors (as hereinafter defined), and shall immediately instruct each new Account Debtor, to make all payments, or to continue to make all payments as the case may be, but subject to the terms and conditions hereof, to either the Lockbox Accounts or to the Cash Collateral Account.

                (d) In the event the Grantor or any Lockbox Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Lockbox Account with any Lockbox Bank for any reason, or if the Collateral Agent shall demand such termination, the Grantor agrees to notify all Account Debtors that were making payments to such terminated Lockbox Account or Lockbox Bank to make all future payments to another Lockbox Bank with which the Grantor has an agreement with respect to the mainte-
nance of a Lockbox Account that has not been terminated by the Grantor, by such Lockbox Bank or by demand from the Collateral Agent; provided, however, that if the Collateral Agent shall demand termination of all Lockbox Accounts of any Grantor with all Lockbox Banks, the Grantor agrees to notify all Account Debtors to make all future payments to the Collateral Agent, to the Cash Collateral Account.

        (e) The Grantor hereby authorizes the Collateral Agent to notify each Lockbox Bank of the Collateral Agent's exclusive control of the Lockbox Accounts at such Bank and to date and deliver to the Lockbox Banks at any time the Lockbox Letters, thereby transferring to the Collateral Agent the exclusive control of the Lockbox Accounts at the Lockbox Banks.

        SECTION 5.  CASH COLLATERAL ACCOUNT.
                    ------------------------

        (a) The Collateral Agent shall establish at the office of ___________________________________________, in the name of the Grantor, but under the sole dominion and control of the Collateral Agent, a certain deposit account (account number __________) (the "Cash Collateral Account").

        (b) The Grantor shall instruct each Lockbox Bank to transfer, and, if the Grantor fails to so instruct each Lockbox Bank, the Grantor hereby grants the Collateral Agent the authority to instruct each Lockbox Bank to transfer, at the end of each Business Day or, in the discretion of the Collateral Agent, each second Business Day, in same day funds, all deposits in the Lockbox Accounts in such Lockbox Bank on such day to the Cash Collateral Account.

        (c) The Grantor agrees that all proceeds of Collateral (including, without limitation, money and checks, and whether such cash is held or kept at a retail location or at a corporate office of the Grantor or elsewhere) shall be deposited at the end of each day into either the Lockbox Account or the Cash Collateral Account.

        (d) The Grantor hereby agrees that it shall not make or maintain any deposits in any account with any financial institution other than as provided on Schedule II hereof or in any Lockbox Letter.

        (e) The Grantor agrees that in the event it transfers, sells, leases, conveys, disposes of or grants any warrants or options (collectively, a "Transfer") with respect to any of the Collateral outside of the ordinary course of business, it shall (i) in the event the proceeds from such Transfer aggregate in excess of One Hundred Thousand Dollars ($100,000), require that the transferee of such Transfer wire such proceeds directly to the Cash Collateral Account or the Lockbox Account or (ii) in the event the proceeds from such Transfer aggregate One Hundred Thousand Dollars ($100,000) or less, promptly deposit all such proceeds (within the time required under SECTION 5(c) above) into the Cash Collateral Account or the Lockbox Account.

        SECTION 6.  MARKING AND DELIVERY OF COLLATERAL.
                    ----------------------------------
        (a) At any time, upon the request of the Collateral Agent, the Grantor shall promptly mark conspicuously each document included in the Inventory and each item of chattel paper included in the Receivables and each related contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, related contract or Collateral is subject to the security interest granted hereby.

        (b) Following the occurrence of (i) any Event of Default (as defined in any of the Credit Agreements) or (ii) any event which, after notice or lapse of time or both, would constitute an Event of Default (a "Default"), upon the request of the Collateral Agent, all certificates and chattel paper (including, without limitation, all instruments, contracts, documents and agreements executed or delivered in connection therewith, including, without limitation, all equipment schedules, certificates of title, financing statements, insurance certificates, bills of sale, collateral assignments of leases, purchase agreement assignments and mortgagee/landlord waivers), representing or evidencing any of the Collateral, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent and the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 7.  Equalization and Application of Amounts.
                    ----------------------------------------
        (a)   EQUALIZATION.   Upon the occurrence of the earlier of (i) an
acceleration of any of the Obligations or (ii) a Bankruptcy Event (as hereinafter defined) (such earlier occurring date is hereinafter referred to as the "Initial Equalization Date") and on a monthly basis thereafter, if any Lender's Outstandings Percentage is less than such Lender's Exposure Percentage, then, such Lender shall pay to the Collateral Agent, such amounts as are necessary to cause such Lender's Outstandings Percentage to equal such Lender's Exposure Percentage. Upon receipt of such amounts, the Collateral Agent shall redistribute such amounts to the Lender's so as to cause each Lender's Outstandings Percentage to equal such Lender's Exposure Percentage. Pending each such payment to the Collateral Agent, such amounts shall be held in trust for the Lenders which are entitled to receive a redistribution from the Collateral Agent in accordance with the immediately preceding sentence of this SECTION 7(a). Furthermore, to the extent Grantor or the Collateral Agent makes a payment or payments to any Lender or any Lender receives any payment or proceeds of the Collateral or any other security for the Grantor's benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid under any bankruptcy act, state or federal, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment or proceeds had not been received by the Collateral Agent.

        (b)   ALLOCATION OF PROCEEDS.
              -----------------------

              (i)   APPLICATION OF FUNDS GENERALLY.   Subject to the last
sentence of this SECTION 7, the Collateral Agent shall, prior to the occurrence of an Event of Default, apply all funds received into the Cash Collateral Account or the Lockbox Account to the revolving credit facility under the NCB/Society Credit Agreement or the New Credit Agreement, as the case may be. Such application shall be effected by the Collateral Agent sending the funds via wire transfer to ____________________________________________.
Notwithstanding the foregoing, the Collateral Agent will not release any money from the Cash Collateral Account if an Event of Default has occurred and is continuing.

     (ii) APPLICATION OF FUNDS FOLLOWING THE INITIAL EQUALIZATION DATE. Upon the occurrence of the Initial Equalization Date, and monthly thereafter, the Collateral Agent shall apply all funds received into the Cash Collateral Account as follows:

                                    (A)    FIRST, to the Collateral Agent for
                 any out of pocket costs and expenses (including legal fees and disbursements) incurred by it in connection with the enforcement of or preservation of its rights under this Agreement;

                                    (B)    SECOND, ratably to all amounts of
                 interest outstanding which constitute Obligations according to the aggregate amounts thereof owing to each Lender on the date of such distribution;

                                    (C)    THIRD, subject to the provisions of
                 Section 7(a) hereof, ratably to reduce all amounts of principal which constitute Obligations; and

                                    (D)    FOURTH, after payment of and
                 provision for all Obligations, to the Grantor or to whomever else the Collateral Agent may be required to pay by applicable law.

                          (iii) BASIS FOR DETERMINATION OF PRO RATA. For the purposes of this SECTION 7, any pro rata or ratable allocation to the Obligations shall be based upon each Lender's Exposure Percentage.

                          (iv) DEFINITIONS. For the purposes of this Section 7, the following terms shall have the following meanings:

                                  (A)  "Bankruptcy Event" means the occurrence
                 of either of the following (1) The Grantor or any of its subsidiaries which have entered into guaranties with respect to any of the Obligations (the "Guarantors") shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Grantor or any of the Guarantors of any substantial part of their respective assets or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in further-ance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Grantor or any of the Guarantors and the Grantor or such Guarantor shall indicate its approval thereof, consent thereto or acquiescence therein or (2) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating the Grantor or any of the Guarantors bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Grantor or any of the Guarantors in an involuntary case under federal bankruptcy laws as now or hereafter constituted.

                                  (B)  "Exposure Percentage" means, with
                 respect to a particular Lender, the percentage set forth opposite the Lender's name under the column headed "Exposure Percentage" on SCHEDULE V hereto.

                                  (C)  "Principal Outstandings" means, with
                 respect to a particular Lender, as at any time, the then aggregate outstanding principal amount of the Obligations owing to such Lender.

                                  (D)      "Outstandings Percentage" means,
                 with respect to a particular Lender, as at any time, the percentage obtained from dividing such Lender's Principal Outstandings at such time, by the Total Principal Outstandings at such time.

                                  (E)      "Total Principal Outstandings"
                 means, as at any time, the then aggregate outstanding principal amount of the Obligations.

                 SECTION 8. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

                 (a) All of the Equipment and Inventory are located at the places specified in Schedule III (as updated with respect to Inventory in accordance with SECTION 10(d) hereof). The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Receivables, and all chattel paper that evidences Collateral, are located at the address first specified above for the Grantor. None of the Receivables is evidenced by a promissory note or other instrument which has not been delivered to Collateral Agent in accordance with SECTION 9(a)(ii).

                 (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Pledged Shares constitute 100% of the issued and outstanding capital stock of each issuer thereof, and there are no warrants, options or other rights to acquire any of the capital stock of any issuer of Pledged Shares. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

                 (c) The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option, charge or encumbrance except for the security interest created by this Agreement or as permitted under the New Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement or as permitted under the New Credit Agreement. The Grantor owns each of the patents, trademarks, copyrights, licenses and other intellectual property set forth in Schedule ___ to the New Credit Agreement and has the following trade names: _______________.

                 (d) The Grantor has exclusive possession and control of the Equipment and Inventory owned by it other than Inventory subject to a lease entered into in the ordinary course of business, naming Grantor as lessor, Inventory in transit and Inventory shipped directly to Grantor's vendees by Grantor's vendors in the ordinary course of Grantor's business.

                 (e) The pledge and delivery of the Pledged Shares and Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Security Collateral, securing the payment of the Obligations.

                 (f) No authorization, approval or other action by, and no notice to or filing with (other than the filings and deliveries referred to in SECTION 6(b) above, all of which filings and deliveries have been made and effected), any governmental authority or regulatory body is required for either the (i) grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor either or (ii) for the exercise by the Collateral Agent and each Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral, pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                 SECTION 9.  FURTHER ASSURANCES.

                 (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the
         Grantor will:  (i)        deliver to Collateral Agent, a
         warehouseman's agreement, in form and substance satisfactory to the Collateral Agent, from each warehouseman holding Inventory from time to time; (ii) if any Receivable shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note, instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or as the Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby. Notwithstanding the foregoing of this SECTION 9(a), no action of the nature described in the first sentence of SECTION 6(b) hereof shall be required of the Grantor until the occurrence of an Event of Default.

                 (b) The Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                 (c) The Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

SECTION 10.  AS TO EQUIPMENT AND INVENTORY.  The Grantor shall:

                 (a) Keep the Equipment at the places specified in SECTION 8(a) hereof and keep the Inventory at the places specified in such
         SECTION 8(a) and SECTION 10(d) hereof or, with respect to Equipment, upon 30 days' prior written notice to the Collateral Agent, at such other places in a jurisdiction in which all action required by SECTION 9 shall have been taken with respect to the Equipment.

                 (b) Cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, (i) make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end or (ii) deliver any and all proceeds received in the case of any loss or damage to the Collateral Agent (who shall deposit the same in the Cash Collateral Account) to be held as cash security for payment of the Obligations. In the event such loss or damage is in an amount in excess of __________________ ($__________)
         or upon the request of the Collateral Agent, the Grantor shall promptly furnish to the Collateral Agent a statement respecting any loss or damage to any of the Equipment.

                 (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith as permitted pursuant to the New Credit Agreement.

                 (d) Grantor shall update Schedule III of this Agreement with a written schedule describing the location of all Inventory (i) prior to the occurrence of a Default, on or prior to the tenth (10th) day of each calendar month and (ii) following the occurrence of a Default, on a daily basis. The failure of Grantor to execute and deliver such schedule shall not affect or limit Collateral Agent's or any Lender's security interest or other rights in and to the Inventory.

                 SECTION 11.  INSURANCE.

                 (a) The Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Collateral Agent from time to time. Each policy for (i) liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and the Grantor as their respective interests may appear and (ii) property damage insurance shall provide for all losses to be paid directly to the Collateral Agent. Each such policy shall in addition (i) name the Grantor and the Collateral Agent and Lenders as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent and Lenders) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against the Collateral Agent and Lenders for payment of premiums or other amounts with respect thereto and (iv) provide that at least thirty (30) days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. The Grantor shall deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor shall, at the request of the Collateral Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of SECTION 9 above and cause the insurers to acknowledge notice of such assignment.

                 (b) Reimbursement under any liability insurance maintained by the Grantor pursuant to this SECTION 11 may be paid directly to the person who shall have incurred liability covered by such insurance.

                 (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Collateral Agent as specified in SECTION 18(d) hereof. In all other instances, such proceeds shall be paid to the Collateral Agent (who shall deposit the same in the Cash Collateral Account) and applied pursuant to SECTION 7 hereof.

                 SECTION 12.  AS TO RECEIVABLES.

                 (a) The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the original copies of all chattel paper that evidences Collateral, at the location therefor specified in SECTION 8(a) hereof or, upon thirty (30) days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction in which all actions required by SECTION 9 above shall have been taken with respect to the Collateral. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                 (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect, at its own expense, all amounts due to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Collateral Agent's direction, shall take) such action as the Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables; PROVIDED, HOWEVER, that the Collateral Agent shall have the right at any time to seek verification from and otherwise consult with the Account Debtors of Grantor, and upon the occurrence of a Default to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. If any Default shall have occurred and be continuing, all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be held as such collateral and applied as provided by SECTION 18(d) hereof, and the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                 (c) On or prior to the tenth (10th) day of each calendar month, Grantor shall provide Collateral Agent with schedules describing all Receivables created or acquired by it and shall execute and deliver confirmatory written assignments of such Receivables to Collateral Agent; provided, however, that the failure of Grantor to execute and deliver such schedules and/or assignments describing all Receivables to Collateral Agent shall not affect or limit Collateral Agent's or any Lender's security interest or other rights in and to the Receivables. Together with each schedule, Grantor shall furnish, upon request of Collateral Agent, copies of customers' invoices or the equivalent, and, upon request therefor, copies of original shipping or delivery receipts for all merchandise sold and such other documents as Collateral Agent may require. Grantor will not re-date any invoice or sale or make sales on extended dating beyond that customary in its industry. If Grantor becomes aware of anything materially detrimental to the credit of any of their respective customers, it will promptly advise Collateral Agent thereof.

                 SECTION 13.  VOTING RIGHTS; DIVIDENDS; ETC.

                 (a) So long as no Event of Default shall have occurred and be continuing:

                          (i) Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof owned by it for any purpose not inconsistent with the terms of this Agreement or the New Credit Agreement; PROVIDED, HOWEVER, that Grantor shall not exercise or shall refrain from exercising any such right if, in Collateral Agent's judgment, such action or inaction would have a material adverse effect on the value of the Security Collateral or any part thereof, and, PROVIDED, FURTHER, that Grantor shall give Collateral Agent at least five (5) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                     (ii) Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Grantor all such proxies and other instruments as Grantor may reasonably request for the purpose of enabling Grantor to exercise the voting and other rights that they are entitled to exercise pursuant to paragraph (i) above.

                 (b) Upon the occurrence of an Event of Default, and after notice to Grantor by Collateral Agent, all rights of Grantor to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to SECTION 13(a)(i) above shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

                 SECTION 14.  TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

                 (a)      The Grantor shall not:

                          (i)     sell, assign (by operation of law or
                 otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as otherwise permitted by this Agreement or the New Credit Agreement;

                         (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any person or entity, except for the security interest created by this Agreement or as otherwise permitted by the New Credit Agreement; or

                        (iii) take any action that would directly or indirectly impair the value of the interest or rights of the Grantor or the Collateral Agent in such Collateral.

                 (b) Grantor agrees that it will (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by the issuer, except to Grantor, and (ii) pledge hereunder, immediately upon Grantor's acquisition directly or indirectly thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

                 SECTION 15. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Collateral Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to enforce its rights and remedies hereunder, including, without limitation:

                 (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11;

                 (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (a) or (b) above;

                 (d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

                 (e) to receive, indorse and collect all instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of the Security Collateral or any part thereof and to give full discharge for the same.

                 SECTION 16. COLLATERAL AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor under SECTION 19(b).

                 SECTION 17.  APPOINTMENT; THE COLLATERAL AGENT'S DUTIES.

                 (a) Each of the Lenders, hereby appoints Continental Bank N.A. to act as Collateral Agent pursuant to the terms of this Agreement. The relationship between the Collateral Agent and the holders of the Obligations is and shall be that of agent and principal only, and nothing contained in this Agreement shall be construed to constitute the Collateral Agent as a trustee for any such holder.

                 (b) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral and Security Collateral in its possession if the Account Collateral and Security Collateral has been accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that neither the Collateral Agent nor any Lender shall have any responsibility or liability for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Account Collateral or Security Collateral, whether or not the Collateral Agent or any Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Account Collateral or Security Collateral, or (iii) the collection of any proceeds of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it from Account Debtors or otherwise.

                 SECTION 18. REMEDIES. If (i) any Lender shall have accelerated any of the Obligations or (ii) the Grantor shall, within ten (10) days following the date hereof, fail to furnish to the Collateral Agent a legal opinion in form and substance satisfactory to Collateral Agent:

                 (a) the Collateral Agent and Lenders may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Cash Collateral Account or the Lockbox Accounts or any part thereof;

                 (b) the Collateral Agent shall, upon the request of the Majority Lenders (as defined below in this SUBSECTION (B)), exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) which the Collateral Agent, in its discretion, shall deem appropriate, and may, in its discretion, (i) exercise any and all rights and remedies of Grantor in respect of the Collateral, (ii) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent,

         (iii) occupy any premises owned or leased by Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Grantor in respect of such occupation and Collateral Agent may exclude Grantor, its agents, employees and servants therefrom, and having and holding the same may use, operate, manage and control the Collateral and conduct the business of Grantor and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Collateral, or any part thereof or interest therein, all without prior notice to Grantor, except as specifically provided in SECTION 18(b)(iv) below with respect to a formal public or private sale (including, without limitation, the right: to convert raw materials inventory to work-in-process inventory; to convert work-in-process inventory to finished goods inventory; to order, procure and purchase all materials, goods and other items necessary in connection with any such conversions; to sell finished goods inventory in the ordinary course of Grantor's business and otherwise; to complete any goods; to fill and ship in accordance with then existing purchase orders; to solicit orders; and to do all such things and acts as Collateral Agent deems necessary or desirable in order to maximize the value of Grantor's business or the Collateral) and upon every such entry, Collateral Agent, at the expense of Grantor, from time to time, either by purchase, repairs or construction, may maintain and restore Collateral, may complete the construction of improvements thereon and, in the course of such completion, may make such changes in the contemplated improvements and collateral as is deemed desirable and may insure the same; and likewise, from time to time, at the expense of Grantor, Collateral Agent may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as may seem advisable, and in every such case shall have the right to manage and operate the Collateral and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto in the name or names of any of Grantor or otherwise as is deemed appropriate, after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior insurance and prior or other property charges upon the Collateral, Grantor's business or any part thereof, as well as just and reasonable compensation for its services and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, shall apply the moneys arising as aforesaid pursuant to the provisions of this Agreement (nothing contained herein shall be construed to impose upon Collateral Agent any obligation to preserve or protect the Collateral or Grantor's business following the occurrence of an Event of Default), and (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Collateral Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The term "Majority Lenders" shall mean, at any time, Lenders holding at least fifty-one percent (51%) of the then aggregate Total Principal Outstandings (as defined in SECTION 7 hereof).


                 (c) All payments received by Grantor under or in connection with any Security Collateral or otherwise in respect of the Collateral shall be received in trust for the benefit of Collateral Agent and each Lender, shall be segregated from other funds of Grantor and shall be forthwith paid over to Collateral Agent in the same form as so received (with any necessary indorsement).

                 (d) All payments made under or in connection with any Collateral and all cash held by Collateral Agent as Account Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Collateral Agent and any Lender pursuant to SECTION 19 hereof) in whole or in part by Collateral Agent to all or any part of the Obligations, in such order a Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                 (e) All payments made in respect of the Collateral and all cash held by the Collateral Agent as Account Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to SECTION 19) in whole or in part by the Collateral Agent for the ratable benefit of the Lenders against, all or any part of the Obligations, in the order as set forth in SECTION 7 hereof.

                 SECTION 19.  INDEMNITY AND EXPENSES.

                 (a) The Grantor agrees to indemnify the Collateral Agent and each of the Lenders from and against all any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's willful misconduct.

                 (b) The Grantor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with
         (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Lenders hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                 SECTION 20. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

                 (a) any lack of validity or enforceability of any of the Credit Agreements or any of the other Loan Documents (as defined in the New Credit Agreement) or other agreements or instruments relating thereto;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the Credit Agreements or any of the other Loan Documents;

                 (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any of the Credit Agreements, the Notes or any of the Collateral Documents;

                 (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                 (e) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor, any guarantor of the Obligations or any third party grantor of a security interest.

                 SECTION 21. REGISTRATION RIGHTS. If Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Shares pursuant to SECTION 18, Grantor agrees that, upon request of Collateral Agent, Grantor will, at its own expense:

                 (a) execute and deliver, and cause each issuer of the Pledged Shares contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                 (b) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by Collateral Agent;

                 (c) use its best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earning statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                 (d) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Security Collateral or any part thereof valid and binding and in compliance with applicable law.

Grantor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by Collateral Agent and each Lender by reason of the failure by Grantor to perform any of the covenants contained in this
SECTION 21 and, consequently, agree that, if Grantor shall fail to perform any of such covenants, Grantor shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date Collateral Agent shall demand compliance with this SECTION 21.

                 SECTION 22. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 23. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and, if to the Grantor, mailed or delivered to it, addressed to it at _________________ ________________________________________, with a copy to _______________,
________________________________, Attention:  _______________, and, if to the
Collateral Agent, mailed or delivered to it, addressed to it at 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Leasing and Financing Company Division, with a copy to Calfee, Halter & Griswold, 1800 Society Building, Cleveland, Ohio 44114-2688, Attention: Thomas A. Cicarella, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this SECTION 23. All such notices and other communications shall, upon the earlier of (i) receipt by the party so notified, or (ii) forty-eight (48) hours following deposit in the mails addressed as aforesaid.

                 SECTION 24. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and termination of all of the Credit Agreements, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer any note or other instrument held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                 SECTION 25. GOVERNING LAW; TERMS; WAIVER. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Ohio without regard to principles of conflict of law. Unless otherwise defined herein or in the New Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Ohio are used herein as therein defined. Each of the Lenders hereby waives any Event of Default, default or other violation under the Credit Agreements to which they are a party to the extent such Event of Default, default or other violation is caused by the grant of the security interest hereunder. Each of the Lenders hereby agrees that the Credit Agreements to which they are a party shall be deemed to be amended to the extent necessary to permit the grant of the security interest hereunder.

                 IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                          LDI CORPORATION, Grantor                           CONTINENTAL BANK N.A., as Collateral Agent

                                                                             By:__________________________
                          By:______________________                          Title:_______________________
                          Title:___________________

                          CONTINENTAL BANK N.A., Lender                      NATIONAL CITY BANK, Lender

                          By:______________________
                          Title:___________________                          By:__________________________
                                                                             Title:_______________________

                          SOCIETY NATIONAL BANK, Lender                      NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY,
                                                                             Lender
                          By:______________________
                          Title:___________________                          By:_________________________
                                                                             Title:_______________________

                          NORTHERN LIFE INSURANCE COMPANY, Lender            AMERICAN INVESTORS LIFE INSURANCE COMPANY, Lender

                          By:______________________                          By:__________________________
                          Title:___________________                          Title:_______________________

                          THE NORTH ATLANTIC LIFE INSURANCE COMPANY OF       CONFEDERATION LIFE INSURNACE COMPANY, Lender
                          AMERICA, Lender

                          By:______________________                          By:__________________________
                          Title:___________________                          Title:_______________________

                          MINNESOTA MUTUAL LIFE INSURANCE COMPANY,           FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN,
                          Lender                                             Lender

                          By:______________________                          By:__________________________
                          Title:___________________                          Title:_______________________

                          FB ANNUITY COMPANY, Lender                         FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN,
                                                                             Lender

                          By:______________________                          By:__________________________
                          Title:___________________                          Title:_______________________

                          BENEFICIAL STANDARD LIFE INSURANCE COMPANY,        COMERICA BANK, Lender
                          Lender

                          By:______________________                          By:__________________________
                          Title:___________________                          Title:_______________________

                          FIRST UNION NATIONAL BANK OF NORTH CAROLINA,       THE DAIWA BANK, LIMITED, Lender
                          Lender
                                                                             By:__________________________
                          By:______________________                          Title:_______________________
                          Title:___________________

                          THE FIFTH THIRD BANK, Lender                       STAR BANK, N.A., Lender

                          By:______________________
                          Title:___________________                          By:__________________________
                                                                             Title:_______________________

                          FIRST NATIONAL BANK OF OHIO, Lender                MICHIGAN NATIONAL BANK, Lender

                          By:______________________
                          Title:___________________                          By:__________________________
                                                                             Title:_______________________



                          THE BANK OF TOKYO TRUST COMPANY, Lender            FIRST BANK, N.A., Lender

                          By:______________________
                          Title:___________________                          By:__________________________
                                                                             Title:_______________________

                          NATIONAL WESTMINSTER BANK, USA, Lender


                          By:______________________
                          Title:___________________

352\22567AAD.180

                                                                   SCHEDULE I
                                                                   ----------
                                                                       TO
                                                                       --
                                                               SECURITY AGREEMENT
                                                               ------------------


Original                          Debt Certificate                       Final              Principal
Debt Issuer                       Description of Debt                    No(s).-            Maturity            Amount
- -----------                       -------------------                    -------            --------            ------





352\22567AAD.180

                                                                   SCHEDULE II
                                                                   -----------
                                                                       TO
                                                                       --
                                                               SECURITY AGREEMENT
                                                               ------------------


                                                                  BANK ACCOUNTS
                                                                  -------------


Name and Address                                  Mailing
    of Bank                                 Address of Account                       Account Number
- ----------------                            ------------------                       --------------





                                                                LOCKBOX ACCOUNTS
                                                                ----------------


Name and Address                                  Mailing
    of Bank                                 Address of Lockbox                       Account Number
- ----------------                            ------------------                       --------------





352\22567AAD.180

                                  SCHEDULE III
                                  ------------
                                       TO
                                      ----
                             SECURITY AGREEMENT
                             -------------------


Locations of Equipment:





Locations of Inventory:





352\22567AAD.180

                                  SCHEDULE IV
                                  ------------
                                       TO
                                       --
                               SECURITY AGREEMENT
                               -------------------


                       PATENTS, TRADEMARKS, TRADE NAMES,
                       ----------------------------------
                               LICENSE AGREEMENTS
                               ------------------






352\22567AAD.180

                                   SCHEDULE V
                                   -----------
                                       TO
                                       --
                               SECURITY AGREEMENT
                               ------------------



                        LIST OF LENDERS AND PERCENTAGES
                        --------------------------------




352/22567AAD.180